Exhibit 10.6

                                MASTER COMMITMENT
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Seller/Servicer No.:

This Master Commitment (the "Commitment") is entered into as of April 14, 1999, by and between Merrill Lynch Credit Corporation ("MLCC") and Westmark Mortgage Corporation ("Seller"), 8000 North Federal Highway, Boca Raton, FL 33487. This Commitment sets out the terms and provisions governing the sale of mortgage loans by Seller to MLCC. All capitalized terms not otherwise defined herein shall bear the meaning ascribed to them in the MLCC Seller Guide (the "Guide").

INCORPORATION BY REFERENCE

The Guide as amended, supplemented or otherwise modified from time to time, and the Master Loan Purchase Agreement, are hereby incorporated and made a part of this Commitment. Seller is bound by all conditions of the Guide and Master Loan Purchase Agreement unless expressly modified by this Commitment or separate written agreement.

AMOUNT OF COMMITMENT

The amount of this Commitment is $25 million.

TERM OF COMMITMENT

This Forward Commitment shall expire upon the fulfillment of the amount of Commitment through the takedown of best efforts or mandatory commitments or through the pair off of any term ARMs or fixed rate loans, whichever occurs first. All loans sold under this Commitment must be committed and delivered to MLCC in purchasable form on or before April 30, 2000.

TYPE OF COMMITMENTS

MLCC shall purchase from the Seller, Super ARM mortgage loans under the best efforts commitment and fixed-rate and term ARMs under the mandatory commitment programs, as referenced in the Guide.

PRODUCTS COVERED BY THIS COMMITMENT

Seller may sell and MLCC will purchase, pursuant to terms of the Guide, the following types of mortgage loans under the following programs up to the dollar limits specified:


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o    Super ARM, up to $5,000,000
o    30 year fully amortizing fixed rate, up to $5,000,000
o    15 year fully amortizing fixed rate, up to $5,000,000
o    5/1 Term and Interest Only ARM, up to $5,000,000
o    7/1 Term and Interest Only ARM, up to $5,000,000
o    10/1 Term and Interest Only ARM, up to $5,000,000
o    Home Equity Lines of Credit, up to $500,000
o    Loans secured by Mortgage 100SM guarantees for the following products:
       (subject to availability; refer to state parameters for availability)
          Super ARM, up to $5,000,000
          30 year fully amortizing fixed rate, up to $5,000,000
          15 year fully amortizing fixed rate, up to $5,000,000

o    Loans secured by Parent Power(R) guarantees for the following products:
       (subject to availability; refer to state parameters for available)
          Super ARM, up to $5,000,000
          30 year fully amortizing fixed rate, up to $5,000,000
          15 year fully amortizing fixed rate, up to $5,000,000

Complete descriptions of these loan programs are included in the Guide.

PRIOR APPROVAL UNDERWRITING

Seller may request MLCC to approve loans intended for delivery to MLCC prior to commitment in accordance with the Guide. All loans shall be underwritten and delivered to MLCC or its designee in accordance with the terms and conditions of this Commitment, the Master Loan Purchase and Sale Agreement and the Guide.

APPRAISALS

MLCC agrees to waive the related Representations and Warranties in Subchapter 2.2, Section 101 (xxi) of the Guide for Loans that are accompanied by appraisals prepared by approved appraisers engaged by Lender's Service, Inc. ("LSI").

UNDERWRITING FEE

MLCC will charge the Seller $125 for all loans underwritten under the prior approval program. The Underwriting Fee will accrue and be billed monthly by MLCC.

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PRICING

Pricing for a particular loan or commitment is based on Standard Pricing. Standard Pricing is defined as that pricing that is posted on the daily Correspondent Lending Program Daily Pricing Matrix provided to the Seller on a daily basis. Daily pricing will typically be available by 12:00 EST. Prior to the updated pricing becoming available, MLCC will honor prices from the prior day. Significant market fluctuations may cause MLCC to update its prices more than one time during the day.

SERVICING RIGHTS

Seller agrees to sell MLCC the servicing rights related to this Commitment on a loan-by-loan basis. MLCC will pay the prices indicated on the daily Correspondent Lending Program Daily Pricing Matrix. Payment of the servicing rights from MLCC to the Seller will be made at the time the purchase of the loan is funded.

CREDIT FILE

The Credit File, if applicable, will be delivered to MLCC at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, c/o Karen O. Haskin, and underwriting approval will be required for each Mortgage Loan without a Pool Certification. The Credit File will contain those documents required by the Guide. The MLCC underwriter will review each Credit File and will notify the Seller of its approval.

DELIVERY FILE

The Delivery File shall be delivered to MLCC at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, c/o Karen O. Haskin, within 15 days of the Closing Date but in no event later than the expiration date of the related mandatory Commitment Confirmation. The Seller shall attach a copy of the Delivery Schedule. The Seller shall identify each loan on the Delivery Schedule by MLCC Loan Numbers. The Delivery File shall contain those documents required by the Guide.

SERVICING FILE

The Servicing File shall be delivered to MLCC at 4802 Deer Lake Drive East, Jacksonville, Florida 32246-6484, c/o Karen O. Haskin, within 15 days of the closing date but in no event later than the expiration date of the related Commitment Confirmation.

The Seller shall attach a copy of the Delivery Schedule. The Seller shall identify each loan on the schedule by MLCC Loan Numbers. The Servicing File shall contain those documents required by the Guide.

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AMENDMENTS

Except as otherwise provided herein, this Commitment may not be amended, modified or supplemented except in writing signed by both parties.

SELLER COMPLIANCE

Each Mortgage must be executed by the Mortgagor, acknowledged and recorded. The Seller shall endorse each Mortgage note to MLCC and shall prepare an Assignment of Mortgage from Seller to MLCC, in accordance with the requirements of the Guide.

TERMINATION OF CONTRACT

MLCC may at its option immediately terminate this Commitment and any related takedown commitments, and all obligations thereunder, if any Event of Seller/Servicer Default or Breach of Representations or Warranties occurs and is not remedied by Seller/Servicer in accordance with the terms of the Guide.

Kindly acknowledge your consent to the terms of this letter by signing and returning to us the enclosed duplicate copy.

MERRILL LYNCH CREDIT CORPORATION

By:  /s/ Edward J. Mcdonald                              Date: 4/22/99
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Name:    Edward J. Mcdonald
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Title:   Senior Vice President
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WESTMARK MORTGAGE CORPORATION

By:  /s/ Payton Story, III                               Date: 4/19/99
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Name:    Payton Story, III
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Title:   President
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